(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Executive Vice President,	February 25, 2025
Chief Operating Officer and
Chief Financial Officer
(630) 906-5484

Old Second and Evergreen Bank Group Announce Strategic Combination

AURORA and OAK BROOK, Illinois February 25, 2025 (PRNewswire) -- Old Second Bancorp, Inc. (Nasdaq: OSBC) (“Old Second”) and Bancorp Financial, Inc. (“Bancorp Financial”, “Evergreen Bank”) jointly announced today the signing of a definitive merger agreement for Old Second to acquire Bancorp Financial and its wholly-owned bank subsidiary, Evergreen Bank Group, in a cash and stock transaction.

Under the terms of the merger agreement, which was unanimously approved by the Boards of Directors of both companies, Bancorp Financial stockholders will receive 2.5814 shares of Old Second common stock and $15.93 in cash for each share of Bancorp Financial’s common stock, for total consideration consisting of approximately 75% stock and 25% cash. Based on the closing price of Old Second common stock of $18.08 per share on February 24, 2025, the implied purchase price is $62.60 per Bancorp Financial common share, with an aggregate transaction value of approximately $197 million.

Darin Campbell, Chairman of Bancorp Financial, stated, “Bancorp Financial and its wholly owned subsidiary, Evergreen Bank Group, are thrilled to announce the merger with Old Second, a move that is expected to create a stronger banking institution for our customers and communities of nearly 18 years. I could not be more proud of the team, the bank we have built together, and the positive impact we’ve made in the western suburbs of Chicago and the neighborhoods surrounding our oldest branch in Evergreen Park.” Campbell continued, “I am equally proud of what we have built nationally with our FreedomRoad Financial and Performance Finance divisions, establishing two of the most recognizable brands in powersport lending across the country. By joining forces with Old Second, we are combining our strengths and shared values to create a better bank, offering enhanced services and opportunities for our employees, customers, key partnerships, and the communities we serve. Together, we are poised to make an even greater impact and continue our legacy of excellence in banking.”

“We are extremely pleased to announce the combination with Evergreen Bank,” commented James Eccher, Chairman, President and Chief Executive Officer of Old Second Bancorp. “The partnership provides us with an exciting opportunity to continue to expand our presence in the greater Chicago markets as well as adding meaningful consumer lending capabilities that we have long lacked.  I believe this transaction offers a terrific pro forma balance sheet profile by combining the strength of Old Second’s funding profile with the yield resiliency of Evergreen’s unique asset strategies. We believe the combined income statement offers significantly less volatility and a stronger earnings profile in all rate environments.  Additionally, we are extremely excited to welcome Darin and his team into our management team.  In getting to know Darin and his team, it has become clear that our cultures are highly compatible with a shared commitment to serving clients that will benefit all constituents.”

“Evergreen Bank is a respected industry leader for powersports lending as well as other consumer lending products. It has built a top-notch reputation by providing first class service to its customers and communities. Given our overlapping core principles and expanded product and service offerings, we believe this merger creates a compelling path forward for the stockholders of both institutions.  From an Old Second perspective, we believe the combination will diversify our revenue streams, enhance our management depth and provide a continuing opportunity to drive long-term stockholder value. Most importantly, we believe it enhances our competitive position in Chicago and increases the financial flexibility to continue to build the best bank possible for our customers and communities.”

Strategically Compelling Merger

●	Significantly Enhances Scale: The pro forma company will have approximately $7.1 billion in assets, $6.0 billion in deposits and $5.2 billion in loans and will create the second largest community bank under $10 billion in assets in the Chicago market. Together, the combined company will have significant strategic positioning with the scale to compete and prioritize investments in technology and growth.

●	Enters New Markets: The loan products offered by Evergreen will expand Old Second’s reach into new markets with the expertise of a proven leader in the powersport lending business.

●	Leverages our Premier Deposit Franchise: The combination will leverage our low cost, core deposit franchise to support the combined banks’ diversified asset base with 56 branches across the Chicagoland area, strong retail deposit concentration and top-quartile deposit beta.

●	Provides Platform for Growth: The pro forma company will have meaningful excess liquidity and pro forma capital generating capacity.

Financially Attractive Merger

●	Delivers Value for Stockholders: The merger is expected to deliver ~16% EPS accretion to Old Second stockholders in the first full year when including expected cost savings on a fully phased-in basis.

●	Improves Profitability: On a pro forma basis, we expect the combined company to deliver improved returns, with a projected increase in return on assets of over 13 bps and an increase in return on tangible common equity of over 267 bps when including expected cost savings on a fully phased-in basis.

●	Excess Capital Deployment: The acquisition is expected to provide Old Second with the opportunity to deploy existing excess capital at a 20%+ internal rate of return, while continuing to maintain strong capital ratios.

Timing and Approvals

The merger is expected to close in the third quarter of 2025, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approval by the stockholders of Bancorp Financial.

Advisors

Piper Sandler & Co. acted as financial advisor to Old Second. Nelson Mullins Riley & Scarborough LLP served as legal counsel to Old Second.

Keefe, Bruyette & Woods, A Stifel Company, acted as financial advisor to Bancorp Financial and rendered a fairness opinion to its board of directors. Vedder Price P.C. served as legal counsel to Bancorp Financial.

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., headquartered in Aurora, Illinois, is the bank holding company for Old Second National Bank, which operates 53 banking offices across seven counties in northern Illinois.  At December 31, 2024, Old Second Bancorp had $5.65 billion in assets. Old Second Bancorp, Inc.'s common stock trades on The NASDAQ Stock Exchange under the symbol “OSBC.” More information about Old Second Bancorp is available by visiting the “Investor Relations” section of its website www.oldsecond.com.

About Bancorp Financial, Inc.

Bancorp Financial, Inc. was founded in 2007 and is headquartered in Oak Brook, Illinois. Bancorp Financial operates as the bank holding company for Evergreen Bank Group, which maintains three banking locations in DuPage and Cook counties in Illinois, and one loan production office in Reno, Nevada. At December 31, 2024, Bancorp Financial had $1.45 billion in assets.

Cautionary Note Regarding Forward-Looking Statement

Statements included in this press release, which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Old Second and Bancorp Financial with respect to their planned merger, the anticipated strategic and financial benefits of the merger (including anticipated accretion to earnings per share and other operating and return metrics, including impacts on return on assets and return on tangible common equity) and the timing of the closing of the proposed merger.  Words such as “may,” “anticipate,” “plan,” “estimate,” “expect,” “believe,” “project,” “assume,” “approximately,” “continue,” “should,” “could,” “will,” “poised,” “focused,” “targeted,” “opportunity,” “plans” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

●	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
●	the failure of Bancorp Financial to obtain stockholder approval, or the failure of either company to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
●	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
●	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Old Second and Bancorp Financial do business, or as a result of other unexpected factors or events;
●	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
●	diversion of management’s attention from ongoing business operations and opportunities;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;
●	the outcome of any legal proceedings that may be instituted against Old Second or Bancorp Financial;
●	the integration of the businesses and operations of Old Second and Bancorp Financial, which may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Old Second’s and Bancorp Financial’s existing businesses;
●	business disruptions following the merger; and
●	other factors that may affect future results of Old Second and Bancorp Financial including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; changes in general economic conditions; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Old Second disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.  Additional factors that could cause results to differ materially from those described above can be found in Old Second’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the SEC and available on Old Second’s investor relations website, https://investors.oldsecond.com, under the heading “SEC Filings,” and in other documents Old Second files with the SEC.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction between Old Second and Bancorp Financial. In connection with the proposed merger, Old Second will file with the SEC a Registration Statement on Form S-4 that will include the Proxy Statement of Bancorp Financial and a Prospectus of Old Second, as well as other relevant documents regarding the proposed transaction. A definitive Proxy Statement/Prospectus will also be sent to Bancorp Financial stockholders seeking the required stockholder approval of the transaction.

INVESTORS AND STOCKHOLDERS OF BANCORP FINANCIAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus (when it becomes available), as well as other filings containing information about Old Second, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old Second by accessing Old Second’s investor relations website, https://investors.oldsecond.com, under the heading “SEC Filings” or by directing a request to Old Second Shareholder Relations Manager, Shirley Cantrell, at Old Second Bancorp, Inc., 37 S. River St., Aurora, Illinois 60507, by calling 630-906-2303 or by sending an e-mail to scantrell@oldsecond.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

Old Second and Bancorp Financial and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Bancorp Financial’s stockholders in connection with the proposed merger. Information regarding Old Second’s directors and executive officers is contained in Old Second’s definitive proxy statement on Schedule 14A, dated April 19, 2024 and in certain of its Current Reports on Form 8-K, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction will be included in the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of these documents may be obtained as described in the preceding section.